UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2026

NEXALIN TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41507	27-5566468
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1776 Yorktown Street, Suite 550, Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 260-0222

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NXL	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, on September 1, 2026, Nexalin Technology, Inc. (the “Company”) presented its plan of compliance to the Hearings Panel (the “Panel”) of The Nasdaq Stock Market LLC (“Nasdaq”) and requested continued listing on Nasdaq and an extension to demonstrate compliance with the minimum bid price requirement under Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”) and the minimum stockholders’ equity requirement of $2,500,000 for continued listing on The Nasdaq Capital Market under Nasdaq Listing Rule 5550(b)(1) (the “Stockholders’ Equity Requirement”).

On September 25, 2026, the Company received a written notification (the “Notice”) from the Panel granting the Company’s request for continued listing on Nasdaq, subject to the conditions that (1) on or before September 28, 2026, the Company shall demonstrate compliance with the Minimum Bid Price Requirement and (2) on or before January 4, 2027, the Company shall demonstrate compliance with the Stockholders’ Equity Requirement. The Panel will also require the Company to demonstrate a closing bid price of $1.00 or greater per share for a minimum of 20 consecutive trading sessions. This additional listing requirement was imposed by the Panel pursuant to Nasdaq Listing Rule 5815(c)(4).

As previously disclosed on August 17, 2026, the Company received a Staff Determination Letter from Nasdaq (the “August Delisting Notice”) stating that the Company no longer satisfied the Stockholders’ Equity Requirement. The August Delisting Notice further noted that the Company did not satisfy either of the alternative continued listing standards under Nasdaq Listing Rule 5550(b).

Additionally, as previously disclosed, on July 24, 2026, the Company received a Staff Determination Letter from Nasdaq (the “July Delisting Notice”) stating that the Company had not regained compliance with the minimum bid price requirement under Nasdaq Listing Rule 5550(a)(2) and was not eligible for an additional compliance period under Nasdaq Listing Rule 5810(c)(3)(A) because the Company did not meet the $5,000,000 minimum stockholders’ equity initial listing requirement for The Nasdaq Capital Market.

The Company intends to take all steps necessary to satisfy the conditions of the Notice within the compliance periods granted by the Panel, and the Company’s common stock will continue to be listed and traded on The Nasdaq Capital Market during the exception period, subject to the Company’s compliance with the terms of the Notice. There can be no assurance, however, that the Company will be able to demonstrate compliance with the Minimum Bid Price Requirement or the Stockholders’ Equity Requirement within the periods granted by the Panel, or that the Company will otherwise maintain compliance with the other applicable Nasdaq continued listing requirements. If the Company fails to satisfy the conditions of the Notice, the Company’s common stock will be subject to delisting from Nasdaq.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 28, 2026	NEXALIN TECHNOLOGY, INC.

/s/ Mark White
Mark White
Chief Executive Officer

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